Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Stark Financial, Inc.

West Palm Beach, Florida

I hereby consent to the incorporation in this Registration

Statement on Form 10 my report dated May 31, 2012, relating to the financial statements for the fiscal years ended May 31, 2011 and 2010.

/s/ Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

June 05, 2012